Exhibit 99

Joint Filer Information

The following joint filer has designated Chenghe Investment II Limited as the “Designated Filer” for purposes of the attached Form 3:

Qi Li

38 Beach Road #29-11

South Beach Tower

Singapore

Date of Event Requiring Statement: June 6, 2024

Issuer Name and Ticker or Trading Symbol: Chenghe Acquisition II Co. [CHEB]

Date: June 6, 2024

Qi Li

By:	/s/ Qi Li